As filed with the Securities and Exchange Commission on May 20, 1994

                     Registration No. 33-

- ------------------------------------------------------------------------

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                 -----------------------------------

                              FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933

                 -----------------------------------


                         AFLAC INCORPORATED
         ______________________________________________________
         (Exact name of registrant as specified in its charter)


       GEORGIA                                        58-1167100
________________________                         ______________________
(State of incorporation)                         (IRS Employer
                                                 Identification Number)


                       Worldwide Headquarters
                         1932 Wynnton Road
                      Columbus, Georgia  31999
        _____________________________________________________
        (Address of principal executive offices and zip code)


          AFLAC INCORPORATED AMENDED 1985 STOCK OPTION PLAN
     formerly, AMERICAN FAMILY CORPORATION STOCK OPTION PLAN (1985)
     ______________________________________________________________
                       (Full title of the plan)


                          Martin A. Durant, III
               Senior Vice President, Corporate Services
                            AFLAC Incorporated
                          Worldwide Headquarters
              1932 Wynnton Road,  Columbus, Georgia  31999
              ____________________________________________
                (Name and address of agent for service)

                              (706) 323-3431
        _____________________________________________________________
        (Telephone number, including area code, of agent for service)

The Securities and Exchange Commission is requested to send copies of all communication and notice to:

                          MICHAEL P. ROGAN, ESQ.
                   Skadden, Arps, Slate, Meagher & Flom
                        1440 New York Avenue, N.W.
                         Washington, D.C.  20005
- ------------------------------------------------------------------------

                     CALCULATION OF REGISTRATION FEE


- ------------------------------------------------------------------------
                                  Proposed       Proposed
Title of                          Maximum        Maximum
Securities        Amount          Offering       Aggregate    Amount of
to be             to be           Price          Offering     Registra-
Registered        Registered (1)  Per Share (2)  Price        tion Fee
- ------------------------------------------------------------------------

Common Stock,     3,000,000       $31.4375       $94,312,500  $32,521.78
$.10 par value    shares
("Common Stock")

     (1) There is also being registered hereunder such additional number of shares of Common Stock as may be issued pursuant to the anti-dilution provisions of the Stock Option Plan.

     (2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h)(1) and based on the average of the high and low prices for the Common Stock as reported in the consolidated reporting system as of May 13, 1994.

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
                               PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     AFLAC Incorporated ("AFLAC") hereby incorporates the following documents into this Registration Statement by reference:

     a. The contents of the earlier Registration Statement on Form S-8, registration number 33-44720, for the AMERICAN FAMILY CORPORATION STOCK OPTION PLAN (1985);

     b.    AFLAC's Annual Report on Form 10-K for the year ended
December 31, 1993, filed electronically with the Securities and Exchange Commission (the "SEC") on March 30, 1994.

     c. AFLAC's Quarterly Report on Form 10-Q for the first three months ended March 31, 1994, filed electronically with the SEC on May 11, 1994.

     d. all other reports filed by AFLAC pursuant to Sections 13(a) or 15(d) of the Securities Act of 1934 (the "Exchange Act") since December 31, 1993;

     e. the description of the Common Stock contained in a registration statement filed under the Exchange Act, and any amendments or reports filed with the SEC for the purpose of updating such description.

     In addition, all documents subsequently filed by AFLAC Incorporated pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered under the Stock Option Plans have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.


Item 8.   Exhibits

     Number                           Description
    --------                      -------------------
       5.1                     Opinion of Joey M. Loudermilk, General
                               Counsel, AFLAC Incorporated

      15                       Letter of KPMG Peat Marwick, Re:
                               Unaudited Interim Financial Statements

      24.1                     Consent of KPMG Peat Marwick

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on May 16, 1994.


                                    AFLAC INCORPORATED


Dated May 16, 1994                  By:  /s/ Daniel P. Amos
                                        ________________________________
                                         Daniel P. Amos
                                         Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                   Title                       Date

   ---------------             -----------                 ----------

/s/ Daniel P. Amos            Chief Executive             May 16, 1994
_________________________       Officer and Vice          ____________
Daniel P. Amos                  Chairman of the
                                Board

/s/ Kriss Cloninger, III      Executive Vice              May 16, 1994
_________________________       President,                ____________
Kriss Cloninger, III            Treasurer and
                                Chief Financial
                                Officer

/s/ Martin A. Durant, III     Senior Vice                 May 16, 1994
_________________________       President,                ____________
Martin A. Durant, III           Corporate Services


/s/ Paul S. Amos              Chairman of                 May 16, 1994
_________________________       the Board                 ____________
Paul S. Amos


/s/ J. Shelby Amos, II        Director                    May 16, 1994
_________________________                                 ____________
J. Shelby Amos, II


                              Director
_________________________                                 ____________
Michael H. Armacost


/s/ M. Delmar Edwards, M.D.   Director                    May 16, 1994
_________________________                                 ____________
M. Delmar Edwards, M.D.


/s/ George W. Ford, Jr.       Director                    May 16, 1994
_________________________                                 ____________
George W. Ford, Jr.


/s/ Cesar E. Garcia           Director                    May 17, 1994
_________________________                                 ____________
Cesar E. Garcia


/s/ Joe Frank Harris          Director                    May 17, 1994
_________________________                                 ____________
Joe Frank Harris


/s/ Elizabeth J. Hudson       Director                    May 17, 1994
_________________________                                 ____________
Elizabeth J. Hudson

/s/ Kenneth S. Janke, Sr.     Director                    May 17, 1994
_________________________                                 ____________
Kenneth S. Janke, Sr.


/s/ Charles B. Knapp          Director                    May 17, 1994
_________________________                                 ____________
Charles B. Knapp


                              Director
_________________________                                 ____________
Hisao Kobayashi


/s/ Peter D. Morrow           Director                    May 17, 1994
_________________________                                 ____________
Peter D. Morrow


                              Director
_________________________                                 ____________
Yoshiki Otake


                              Director
_________________________                                 ____________
John M. Pope


/s/ E. Stephen Purdom, M.D.   Director                    May 16, 1994
_________________________                                 ____________
E. Stephen Purdom, M.D.


/s/ Jack S. Schiffman         Director                    May 16, 1994
_________________________                                 ____________
Jack S. Schiffman


/s/ Henry C. Schwob           Director                    May 16, 1994
_________________________                                 ____________
Henry C. Schwob


/s/ J. Kyle Spencer           Director                    May 16, 1994
_________________________                                 ____________
J. Kyle Spencer


/s/ Glenn Vaughn, Jr.         Director                    May 16, 1994
_________________________                                 ____________
Glenn Vaughn, Jr.

                             EXHIBIT INDEX


  NUMBER                     DESCRIPTION
__________              _____________________

   5.1               Opinion of Joey M. Loudermilk, General Counsel,
                     AFLAC Incorporated


  15                 Letter of KPMG Peat Marwick,
                     Re:  Unaudited Interim Financial Statements


  24.1               Consent of KPMG Peat Marwick

                                                EXHIBIT 5.1

                                             May 16, 1994

AFLAC Incorporated
Worldwide Headquarters
1932 Wynnton Road
Columbus, Georgia 31999-0001

Ladies and Gentlemen:

     I am General Counsel of AFLAC INCORPORATED, a Georgia corporation (the "Company"). This opinion is being furnished to you in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-8 (the "Registration Statement") relating to 3,000,000 shares (the "Shares") of the Company's common stock, par value $.10 per share (the "Common Stock") issuable pursuant to the Company's Amended 1985 Stock Option Plan (the "Plan").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     I have examined and are familiar with originals or copies, certified or otherwise identified to my satisfaction of (i) the form of the Registration Statement to be filed with the Commission on the date hereof;
(ii) the Plan; (iii) the Certificate of Incorporation of the Company, as currently in effect; (iv) the Bylaws of the Company, as currently in effect; (v) the resolutions of the Board of Directors of the Company relating to, among other things, the Plan; (vi) the resolutions of the stockholders relating to the Plan; (vii) the forms of a specimen certificate representing the Shares; and (viii) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon statements and representations of officers or other representatives of the Company and others.

     I am admitted to the Bar of the State of Georgia, and I express no opinion as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing, when (i) the Registration Statement becomes effective, (ii) the Shares are issued pursuant to the terms of the Plan and (iii) certificates representing the Shares are duly executed, countersigned, registered and delivered, I am of the opinion that the Shares will be duly authorized by requisite corporate action on the part of the Company and, when and to the extent issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ Joey M. Loudermilk
                                             ___________________________
                                             Joey M. Loudermilk

                                                EXHIBIT 15




KPMG PEAT MARWICK
Certified Public Accountants
303 Peachtree Street, N.E.
Suite 2000                                      Telephone:  404-222-3000
Atlanta, Georgia 30308                          Telefax:    404-222-3050





The Board of Directors
AFLAC Incorporated
Columbus, Georgia

Re:  Registration Statement Form S-8

Gentlemen:

     With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated April 25, 1994, of SAS No. 36, reports related to our reviews of interim financial information.

     Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                          Very truly yours,


                                          /s/ KPMG Peat Marwick
                                          ______________________________
                                          KPMG Peat Marwick


Atlanta, Georgia
May 17, 1994

                                                EXHIBIT 24.1




KPMG PEAT MARWICK
Certified Public Accountants
303 Peachtree Street, N.E.
Suite 2000                                      Telephone:  404-222-3000
Atlanta, Georgia 30308                          Telefax:    404-222-3050






The Board of Directors
AFLAC Incorporated


We consent to incorporation by reference in the registration statement on Form S-8 of AFLAC Incorporated of our report dated January 31, 1994, relating to the consolidated balance sheets of AFLAC Incorporated and subsidiaries as of December 31, 1993, and the related consolidated statements of earnings, stockholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993, annual report on Form 10-K of AFLAC Incorporated.




                                          /s/ KPMG Peat Marwick
                                          ______________________________
                                          KPMG Peat Marwick


Atlanta, Georgia
May 17, 1994